Exhibit 5.1

11 S. Meridian Street
Indianapolis, IN 46204-3535 U.S.A.
(317) 236 1313
Fax (317) 231 7433
www.btlaw.com

November 23, 2022

America First Multifamily Investors, L.P.
14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Re:  America First Multifamily Investors, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the issuance and sale of up to $300,000,000 aggregate offering price of (i) beneficial unit certificates representing assigned limited partnership interests in the Partnership (“BUCs”); (ii) one or more series of preferred units representing limited partnership interests in the Partnership (“Preferred Units”); and (iii) one or more series of the Partnership’s debt securities, including senior debt securities and subordinated debt securities of the Partnership (collectively, the “Debt Securities”).  The BUCs, Preferred Units, and Debt Securities are referred to collectively herein as the “Securities.”  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter.  In addition, in rendering the opinions set forth below we have relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated September 15, 2015, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Base Prospectus; (v) the form of indenture, as filed with the Commission for the respective Debt Securities (including, as exhibits, proposed forms of instruments thereunder), providing for the issuance of the respective Debt Securities from time to time on the terms of such indenture (the “Indenture”); (vi) certain resolutions adopted by the Board of Managers of Greystone AF Manager LLC (“Greystone”), which is the general partner of the general partner of the Partnership; and (vii) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon and assumed the accuracy of the statements made in certificates of public officials and officers or other representatives of the Partnership and Greystone, and we have not otherwise independently investigated or verified such facts.

America First Multifamily Investors, L.P.

November 23, 2022

In connection with rendering the opinions set forth herein, we have assumed (i) all statements and information contained in all documents reviewed by us are true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (vi) if required by applicable law, one or more prospectus supplements to the Base Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, the Base Prospectus, and the applicable prospectus supplement, if any; and (viii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

1.

With respect to the BUCs, when (a) the Partnership has taken all necessary action to approve the issuance of such BUCs, and (b) such BUCs have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such BUCs will be duly authorized and validly issued under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and purchasers of the BUCs will not have any obligation to make payments to the Partnership or its creditors (other than the purchase price for the BUCs) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the BUCs.

2.

With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and caused the Partnership Agreement to be amended to reflect the terms of the Preferred Units, and (b) such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Preferred Units will be duly authorized and validly issued under the DRULPA, and purchasers of the Preferred Units will not have any obligation to make payments to the Partnership or its creditors (other than the purchase price for the Preferred Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Preferred Units.

3.

With respect to the Debt Securities, when (a) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplement thereto, (b) the Indenture and any supplement thereto to be entered into in connection with the issuance of such Debt Securities have been duly authorized, executed, and delivered by the Partnership and an eligible trustee, (c) such Debt Securities have been duly authorized, executed, authenticated, issued, and

America First Multifamily Investors, L.P.

November 23, 2022

delivered in accordance with the Indenture and any supplement thereto, and (d) such Debt Securities have been issued and delivered in the manner contemplated by the Registration Statement, the Base Prospectus, and the applicable prospectus supplement, if any, and in accordance with the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, the Debt Securities so issued will constitute the legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

Insofar as the opinions expressed above relate to the validity, binding effect, or enforceability of any agreement or obligation of the Partnership, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance, or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.

We express no opinion herein other than as expressly stated above.  The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the DRULPA, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement.  However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP